UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2016

SANDRIDGE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33784	20-8084793
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

123 Robert S. Kerr Avenue Oklahoma City, Oklahoma	73102 (Zip Code)
(Address of Principal Executive Offices)

Registrant’s Telephone Number, including Area Code: (405) 429-5500

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 — Other Information

On April 10, 2013, the U.S. District Court for the Western District of Oklahoma consolidated five putative shareholder derivative actions (the “Federal Shareholder Derivative Litigation”) under the caption “In re SandRidge Energy, Inc. Shareholder Derivative Litigation.” As described in further detail in the Quarterly Report on Form 10-Q for the period ended June 30, 2015 filed by SandRidge Energy, Inc. (“SandRidge” or the “Company”), and in the Notice of Proposed Settlement of Shareholder Derivative Litigation filed as exhibit 99.1 to this report, the plaintiffs in the Federal Shareholder Derivative Litigation have asserted a variety of claims derivatively on behalf of the Company, including claims against certain individual defendants who are current or former officers or directors of the Company, and claims against certain other parties.

On December 22, 2015, the Court granted final approval to a partial settlement among the derivative plaintiffs, the Special Litigation Committee of the Company’s board of directors, and individual defendants Jim J. Brewer, Everett R. Dobson, William A. Gilliland, Daniel W. Jordan, Roy T. Oliver, Jr., Jeffrey S. Serota, and Tom L. Ward. Under the terms of this settlement, SandRidge agreed to implement or maintain certain corporate governance reforms, and the insurers for the individual defendants paid $38 million to an escrow fund, which is being used to pay certain expenses arising from pending securities litigation and, to the extent funds remain after paying such expenses, will be paid to the Company without any further restrictions on the Company’s use of such funds. This settlement did not resolve the derivative plaintiffs’ claims against defendants WCT Resources, L.L.C., 192 Investments, L.L.C., and TLW Land & Cattle, L.P.

On March 31, 2016, the derivative plaintiffs, the Special Litigation Committee, and remaining defendants WCT Resources, L.L.C., 192 Investments, L.L.C., and TLW Land & Cattle, L.P. executed a Stipulation of Settlement, which would resolve the remaining claims in the action. Under the terms of this settlement, the remaining defendants would make a payment of $500,000, minus taxes, expenses, and incentive awards, to SandRidge. Counsel for the derivative plaintiffs have agreed that they will not seek reimbursement of expenses in excess of $120,000. Counsel for the derivative plaintiffs have also agreed that they will not seek incentive awards for the two named plaintiffs in excess of $15,000 each.

On April 6, 2016, the District Court issued an Order granting preliminary approval of the March 31 settlement and establishing procedures for notice to shareholders and consideration of any shareholder objections to the settlement. The April 6 Order also set a hearing for final approval of the settlement on June 15, 2016. Additional information can be found in the Notice of Proposed Settlement of Shareholder Derivative Litigation, a copy of which is filed as exhibit 99.1 to this report, and the Stipulation of Settlement, which is available on the Company’s website at http://investors.sandridgeenergy.com/investor-relations/Derivative-Litigation-Settlement/.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

99.1	Notice of Proposed Settlement of Shareholder Derivative Litigation

99.2	Summary Notice of Proposed Settlement of Shareholder Derivative Litigation

99.3	Stipulation of Settlement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SANDRIDGE ENERGY, INC.
(Registrant)

By:	/s/ Philip T. Warman
Name: Philip T. Warman
Title: Senior Vice President and General Counsel

Date: April 20, 2016

EXHIBIT INDEX

Exhibit Number	Name of Exhibit

99.1	Notice of Proposed Settlement of Shareholder Derivative Litigation

99.2	Summary Notice of Proposed Settlement of Shareholder Derivative Litigation

99.3	Stipulation of Settlement